EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS



                  We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated April 20, 1999 on the financial statements of I.D. Systems, Inc. as of December 31, 1998 and for the years ended December 31, 1997 and December 31, 1998. We also consent to the reference to our firm under the caption Experts in the Prospectus.




/s/ Richard A. Eisner & Company, LLP


New York, New York
April 22, 1999